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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               Interwoven, Inc.
                  -----------------------------------------
            (Exact name of registrant as specified in its charter)



               Delaware                                   94-3221352
       -------------------------                  -------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  1195 West Fremont Avenue, Suite 2000
         Sunnyvale, California                              94087
       -------------------------                          ----------
(Address of principal executive offices)                  (Zip Code)


If this Form relates to the                If this Form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and is effective       of the Exchange Act and is effective
pursuant to General Instruction A.(c),     pursuant to General Instruction
check the following box. [_]               A.(d), check the following box.   [x]

 Securities Act registration statement file number to which this form relates:

                                   333-83779
                                   ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                                     ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.001 par value per share
                   ----------------------------------------
                               (Title of Class)
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Item 1.    Description of Registrant's Securities to be Registered.

           The description of the common stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-83779) as originally filed with the Securities and Exchange Commission on July 27, 1999, or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration
 ----------------------
Statement, is hereby incorporated by reference in response to this item.

Item 2.   Exhibits.

          The following exhibits are filed herewith or incorporated herein by reference:

           Exhibit
           Number          Exhibit Title or Description
           -------         ----------------------------

           3.01 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

           3.02 Registrant's Amended and Restated Certificate of Incorporation (to be filed in connection with Registrant's reincorporation from California to Delaware prior to consummation of its initial public offering) (incorporated by reference to Exhibit 3.02 to the Registration Statement).

           3.03 Registrant's Second Amended and Restated Certificate of Incorporation (to be filed following the closing of its initial public offering) (incorporated by reference to Exhibit 3.03 to the Registration Statement).

           3.04 Registrant's Restated Bylaws (to be adopted in connection with Registrant's reincorporation from California to Delaware prior to consummation of its initial public offering) (incorporated by reference to Exhibit 3.04 to the Registration Statement).

           3.05 Registrant's Certificate of Designation (to be filed in connection with Registrant's reincorporation from California to Delaware prior to consummation of its initial public offering) (incorporated by reference to Exhibit 3.05 to the Registration Statement).




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          4.01*            Form of Certificate for the Registrant's common
                           stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

          4.02 Third Amended and Restated Investors' Rights Agreement, dated as of June 10, 1999 (incorporated by reference to Exhibit 4.02 of the Registration Statement).

          99.01 The description of Registrant's common stock set forth under the caption "Description of Capital Stock" in the prospectus included in the Registration Statement.
-----------
*  To be filed by amendment
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                                   SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: September 20, 1999         Interwoven, Inc.



                                  By: /s/ David M. Allen
                                     --------------------------------------
                                      David M. Allen
                                      Vice President and Chief Financial Officer




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                               Index to Exhibits
                               -----------------

     Exhibit
     Number                Exhibit Title or Description
     -------               ----------------------------

     3.01 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

     3.02 Registrant's Amended and Restated Certificate of Incorporation (to be filed in connection with Registrant's reincorporation from California to Delaware prior to consummation of its initial public offering) (incorporated by reference to Exhibit 3.02 to the Registration Statement).

     3.03 Registrant's Second Amended and Restated Certificate of Incorporation (to be filed following the closing of its initial public offering) (incorporated by reference to Exhibit 3.03 to the Registration Statement).

     3.04 Registrant's Restated Bylaws (to be adopted in connection with Registrant's reincorporation from California to Delaware prior to consummation of its initial public offering) (incorporated by reference to Exhibit 3.04 to the Registration Statement).

     3.05 Registrant's Certificate of Designation (to be filed in connection with Registrant's reincorporation from California to Delaware prior to consummation of its initial public offering) (incorporated by reference to Exhibit 3.05 to the Registration Statement).


     4.01* Form of Certificate for the Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

     4.02 Third Amended and Restated Investors' Rights Agreement, dated as of June 10, 1999 (incorporated by reference to Exhibit 4.02 of the Registration Statement).

     99.01 The description of Registrant's common stock set forth under the caption "Description of Capital Stock" in the prospectus included in the Registration Statement.
------------
*  To be filed by amendment